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CHS Reports Fiscal Year 2021 Net Income of $554.0 Million

31% Increase in Net Income Over the Prior Fiscal Year
Strong Global Demand for Grains and Oilseeds Drive Results
Highest Revenue for the Company Since Fiscal Year 2014

ST. PAUL, MINN. (Nov. 4, 2021) - CHS Inc., the nation’s leading agribusiness cooperative, today reported net income of $554.0 million for the fiscal year ended Aug. 31, 2021, reflecting an increase of 31% or $131.5 million compared to fiscal year 2020.

Key financial drivers for fiscal year 2021 include:

•Consolidated revenues of $38.4 billion for fiscal year 2021 compared to $28.4 billion for fiscal year 2020, a year-over-year increase of 35%.
•Significantly improved earnings across our Ag segment compared to the prior year driven by strong global demand for grains and oilseeds which drove commodity prices higher and a full year of improved trade relations between the United States and foreign trade partners.
•Equity earnings from investments, particularly from CF Nitrogen and Ventura Foods, were a significant source of earnings during fiscal year 2021.
•While improved refining margins in our refined fuels business resulted in increased margins as demand shocks from the COVID-19 pandemic began to subside, the resulting margin improvements were more than offset by exceptionally high costs for renewable energy credits and less favorable pricing on heavy Canadian crude oil processed by our refineries, resulting in lower earnings.

“Our employees once again demonstrated their commitment to delivering products and services to our owners and customers around the world, driving a significant increase in earnings in fiscal year 2021 over the prior year,” said Jay Debertin, president and CEO of CHS Inc. "For the year, overall demand for grain and oilseed helped drive strength in agriculture, as well as crop nutrients and crop protection products and services. Based on fiscal year 2021 earnings, the company will return an estimated $50 million in cash patronage and $100 million in equity redemptions to member cooperatives and individual owners in fiscal year 2022."

Debertin added, “Our investments in innovation are helping drive our financial strength and leading to efficiency gains throughout our expansive network. At the same time, we are enhancing the experience of our farmer-owners and customers who rely on CHS to help them meet the growing global demand for agriculture products, opening new opportunities for growth.”

Fiscal Year 2021 Business Segment Results
The fiscal year 2021 segment results are:

Energy
Pretax loss of $10.6 million represents a $235.9 million decrease versus the prior year and reflects:
•While refining margins improved over the course of the year in our refined fuels business as demand shocks from the COVID-19 pandemic began to subside, the resulting margin improvements were negatively impacted by exceptionally high costs for renewable energy credits and less favorable pricing on heavy Canadian crude oil processed by our refineries, resulting in lower earnings.

Ag
Pretax earnings of $298.1 million represent a $244.4 million increase versus the prior year and reflect:
•Favorable weather conditions for the fall harvest and spring planting seasons, a full year of improved trade relations between the United States and foreign trade partners and favorable market conditions for our processing business during fiscal year 2021 compared to the prior year contributed to increased volumes and margins across most of our Ag segment.
•Improved earnings across most of our Ag segment were partially offset by lower grain and oilseed margins, including the impact of mark-to-market losses that are expected to reverse over time.

Nitrogen Production
Pretax earnings of $121.0 million represent a $69.2 million increase versus the prior year and reflect:
•Higher sale prices of urea and urea ammonium nitrate contributed to the significant earnings increase, which was partially offset by increased natural gas costs.

Foods
Pretax earnings of $67.9 million represent a $43.7 million increase versus prior year and reflect:
•Favorable market conditions for edible oils and improved sales volumes for Ventura Foods, compared with the early stages of the COVID-19 pandemic in fiscal 2020, drove earnings higher.

Corporate and Other
Pretax earnings of $38.9 million represent a $7.1 million increase versus prior year and reflect:
•Earnings increased primarily due to higher income from our equity method investment in Ardent Mills, as a result of strong sales volumes and improved commodity margins in fiscal year 2021.

CHS Inc. (www.chsinc.com) is a leading global agribusiness owned by farmers, ranchers and cooperatives across the United States. Diversified in energy, agronomy, grains and foods, CHS is committed to creating connections to empower agriculture, helping its farmer-owners, customers and other stakeholders grow their businesses through its domestic and global operations. CHS supplies energy, crop nutrients, seed, crop protection products, grain marketing services, production and agricultural services, animal nutrition products, foods and food ingredients, and risk management services. The company operates petroleum refineries and pipelines and manufactures, markets and distributes Cenex® brand refined fuels, lubricants, propane and renewable energy products.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2021. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the impact of the ongoing COVID-19 outbreak or other similar outbreaks; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions and casualty losses; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; uncertainty regarding the transition away from LIBOR and the replacement of LIBOR with an alternative reference rate; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices; the impairment of long-lived assets; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Years Ended August 31,
	2021	2020
Energy	$(10,596)	$225,317
Ag	298,096	53,724
Nitrogen Production	121,035	51,837
Foods	67,902	24,179
Corporate and Other	38,883	31,821
Income before income taxes	515,320	386,878
Income tax benefit	(38,249)	(36,731)
Net income	553,569	423,609
Net (loss) income attributable to noncontrolling interests	(383)	1,170
Net income attributable to CHS Inc.	$553,952	$422,439

*Earnings is defined as income (loss) before income taxes.